American Water Star, Inc.'s Files its Form 10-KSB with a "Going Concern" Qualification and has Submitted a Plan to AMEX for its First Quarter 10-QSB.

LAS VEGAS, NV - (BUSINESS WIRE) - June 8, 2005 - American Water Star, Inc. (AMEX: AMW - News), today filed its annual report on Form 10-KSB for fiscal year 2004. AMW is not in compliance with the continued listing standards of the American Stock Exchange ("AMEX") but its listing is being continued pursuant to an extension granted upon the acceptance of its plan (rectifying its deficiency in reporting obligations) by AMEX on May 26, 2005. Included in AMW's Form 10-KSB is a going concern qualification from AMW's auditor, relating to the AMW's fiscal 2004 financial statements. This public announcement of the going concern qualification is in compliance with the AMEX Company Guide Section 610.

AMW's independent registered public accounting firm issued the going concern qualification because of AMW's accumulated deficit and the need to obtain additional financing to fund payment obligations and to provide working capital for operations. AMW management is seeking additional financing, which if successful, should mitigate the factors that have raised doubt about AMW's ability to continue as a going concern.

As stated in previous press releases, AMW still plans to file, as soon as practicable, amended Reports on Forms 10-QSB for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004 to include restatements of the financial statements as concluded by AMW's Audit Committee and its independent registered public accounting firm.

Additionally, AMW has triggered another deficiency under AMEX's Company Guide Section 1003(d), 134, 1101 due to AMW not filing its quarterly report on Form 10-QSB for the period ended March 31, 2005. AMEX has notified AMW about this deficiency. AMW submitted a plan to AMEX on June 8, 2005 advising AMEX of AMW's actions it has taken or will take to bring AMW into compliance with Sections 134, 1101 and 1003(d).

About:   American Water Star, Inc.:

American Water Star, Inc. ("AMW") is a publicly traded company and is engaged in the beverage bottling industry. Its product brands are licensed and developed in-house, and bottled in strategic locations throughout the United States. AMW's beverage products are sold by the truckload, principally to distributors, who sell to retail stores, corner grocery stores, convenience stores, schools and other outlets.

At AMW, we believe our great-tasting, new zero sugar; zero calorie flavored water beverages have positioned us to capture a large share of the market for healthy flavored waters. Our product line consists of four branded beverages: Geyser Sport; Geyser Fruit; Geyser Fruta; and Hawaiian Tropic. Geyser Sport is a sugar-free, calorie-free, carb-free fruit flavored beverages fortified with vitamins and calcium, offered in eight different fruit flavors. Geyser Fruit is a non-carbonated water with a low sugar content, also offered in eight different flavors. Geyser Fruta is targeted to the Hispanic market and includes authentic Latin flavored beverages. Our Hawaiian Tropic products feature sugar-free, no carbohydrate, caffeine-free, sodium-free tropical drinks offered in four flavors.

Forward-Looking Statements:

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to, our ability to meet our working capital needs to continue operations; to alleviate the going concern qualification; management's ability to seek additional funding; our ability to file the amended quarterly reports for 2004; any additional work that may be required for our financial statement preparation of our 2005 first quarter 10-QSB; obtaining required consents from our previous independent auditor; AMEX's acceptance of our proposed plan regaining compliance; our ability to become an industry leader; changes in economic conditions; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; our ability to capture market share; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services; our ability to avoid production output disruptions; our ability to achieve earnings goals; regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

American Water Star Inc.                                                                             Redwood Consultants, LLC.

702-740-7036                                                                                             Jens Dalsgaard, 415-884-0348